Exhibit 2.01
Century Aluminum Company
Resource Extraction Payment Report
for the fiscal year ended December 31, 2024
Currency of Report: United States Dollar (USD)
Government-level disclosure
The table below sets forth our payments made to the Government of Jamaica for the fiscal year ended December 31, 2024, by type of payment. The Government of Jamaica is the only government that received payments.

For the year ended December 31, 2024
(USD in millions)

Government of Jamaica
Taxes	$—
Royalties	2.3
Fees	—
Production Entitlements	—
Bonuses	—
Dividends	—
Infrastructure Improvements	—
Community and Social Responsibility	—
Total	$2.3
Project-level disclosure
The table below sets forth the details of our payments made to the Government of Jamaica for the fiscal year ended December 31, 2024, by type of payment, presented at the entity level. All payments relate to the open pit mining of bauxite.

For the year ended December 31, 2024
(USD in millions)

	Jamalco(1)	Total
Taxes	$—	$—
Royalties(2)	2.3	2.3
Fees	—	—
Production Entitlements	—	—
Bonuses	—	—
Dividends	—	—
Infrastructure Improvements	—	—
Community and Social Responsibility	—	—
Total	$2.3	$2.3
(1)This disclosure has been done at an entity level as this is the lowest level of disaggregation used for payments. Jamalco is our only entity that makes payments to the Government of Jamaica
(2)Royalty payments owed to the Government of Jamaica are calculated based on the alumina produced at the refinery.

Payment details disclosure
The table below provides the details of payments made to the Government of Jamaica for the fiscal year ended December 31, 2024. All payments relate to our one reportable business segment.

For the year ended December 31, 2024
(USD in millions)
	Country	Government	Subnational Jurisdiction/Project(1)	Resource	Segment	Extraction Method	Payment Type	Payment Amount
1	Jamaica	Government of Jamaica	n/a	Bauxite	Aluminum	Open Pit	Royalties	$0.3
2	Jamaica	Government of Jamaica	n/a	Bauxite	Aluminum	Open Pit	Royalties	1.0
3	Jamaica	Government of Jamaica	n/a	Bauxite	Aluminum	Open Pit	Royalties	0.3
4	Jamaica	Government of Jamaica	n/a	Bauxite	Aluminum	Open Pit	Royalties	0.4
5	Jamaica	Government of Jamaica	n/a	Bauxite	Aluminum	Open Pit	Royalties	0.3
	Total							$2.3
(1)Royalty payments owed to the Government of Jamaica are calculated based on the alumina produced at the refinery. This disclosure has been done at an entity level as this is the lowest level of disaggregation used for payments. Jamalco is our only entity that makes payments to the Government of Jamaica.